UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  May 4, 2011

VALLEY FINANCIAL CORPORATION

VIRGINIA	000-28342	54-1702380
(State of Incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification Number)

36 Church Avenue, S.W.
Roanoke, Virginia 24011

(Address of principal executive offices)

(540) 342-2265

(Issuer's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2011, the shareholders of Valley Financial Corporation (the “Company”) approved the Company’s 2011 Stock Incentive Plan (the “Plan”) at the Annual Meeting of Shareholders.  The Plan was filed as Exhibit A to the Company’s 2011 Proxy Statement and is incorporated by reference herein.  The summary of the material terms of the Plan, included under the heading “Proposal No. 3 – Approval of the 2011 Stock Incentive Plan” on pages 27 through 30 of the Proxy Statement, is also incorporated by reference herein.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The matters considered and voted on by the shareholders at the Company’s Annual Meeting of Shareholders held on May 4, 2011 and the results were as follows:

1.
The election of four directors to serve a three-year term, expiring in 2014.  With respect to each nominee, there were no broker non-votes.  The table below sets forth the voting results for each nominee.

Name of Nominee	Votes For	Votes Withheld
Abney S. Boxley, III	2,313,688	48,973
William D. Elliot	2,311,688	50,973
Samuel L. Lionberger, Jr.	2,313,310	49,351
Edward B. Walker	2,313,688	48,973

2.	The non-binding resolution to approve the 2010 compensation program for the named executive officers was approved by the shareholders by the following vote:

Votes For	Votes Against	Abstentions
2,214,112	134,457	14,092

There were no broker non-votes on the proposal.

3.	The approval of the 2011 Stock Incentive Plan.

Votes For	Votes Against	Abstentions
2,214,258	144,443	3,960

There were no broker non-votes on the proposal.

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY FINANCIAL CORPORATION

Date: May 4, 2011	By:	/s/ Kimberly B. Snyder
Executive Vice President and
Chief Financial Officer